Exhibit 99.1

News Release

FIRST BANCORP. TO ACQUIRE BANCO SANTANDER PUERTO RICO

Company Release – October 21, 2019

SAN JUAN, Puerto Rico—(BUSINESS WIRE) — First BanCorp. (the “Company”) (NYSE: FBP), the bank holding company of FirstBank Puerto Rico (“FirstBank”), announced today the signing of a stock purchase agreement for FirstBank to acquire Banco Santander Puerto Rico (“BSPR”) for a $63 million premium to BSPR’s core tangible common equity in an all cash transaction. The transaction is subject to receipt of all necessary regulatory approvals.

As of June 30, 2019, BSPR had $6.2 billion of assets, $3.1 billion of loans and $5.0 billion of deposits. On a pro forma basis based on June 30, 2019 data, including purchase accounting adjustments, after the transaction FirstBank will have approximately $17.6 billion in assets, a $12.0 billion loan portfolio, and $14.2 billion of deposits.

Aurelio Alemán, President and Chief Executive Officer of First BanCorp., commented: “We are very excited to announce this transformational transaction for our Company. After completing comprehensive due diligence, we have signed an agreement to acquire Banco Santander Puerto Rico. This acquisition will significantly improve our scale and competitiveness in Puerto Rico, while enhancing our funding and risk profile. The transaction is financially compelling and generates 35% accretion to fully phased-in 2020 consensus earnings per share (EPS) with a tangible book value per share earnback period of 2.6 years.”

“While continuing to grow and invest in our franchise, we have been preparing for a strategic transaction of this magnitude. The Banco Santander Puerto Rico team expands our talent bench in retail, commercial and business banking. First BanCorp will become a stronger competitor in Puerto Rico with the scale and breadth to better serve retail and commercial customers, and increase our financial investments in innovation and talent development. We are greatly appreciative of expanding our client base and we will work hard to continue enhancing our portfolio of products, services and channels to meet their needs and exceed their expectations.”

“Our combined institution will be well-positioned to continue growth initiatives and further support the economic recovery and redevelopment in Puerto Rico,” added Alemán.

News Release

Transaction Highlights

The transaction is structured as an acquisition of the BSPR’s holding company, immediately followed by the merger of BSPR and its holding company into FirstBank. The transaction represents an efficient deployment of capital with a compelling financial impact for the Company:

•	100% cash transaction

•

$425 million base purchase price, or 117.5% of BSPR’s core tangible common equity, comprised of a $63 million premium on $362 million of core tangible common equity as of June 30, 2019; plus $638 million of BSPR’s excess capital as of June 30, 2019 paid at par; purchase price subject to adjustment based on BSPR’s balance sheet as of the closing date

•	The transaction is expected to be 35% accretive to 2020 consensus EPS of $0.81 (assuming fully phased-in BSPR earnings, cost savings and transaction adjustments)

•	Tangible book value per share is expected to be diluted by approximately 7% at close, with an expected earnback period of approximately 2.6 years based on the crossover method

•	Transaction is expected to deliver an internal rate of return of approximately 20%

•	Pre-tax annual cost savings of $48 million expected to be fully achieved in 2021, representing approximately 35% of BSPR’s non-interest expenses excluding OREO expense over the last-twelve-months

•	One-time restructuring charges of approximately $76 million expected to be phased-in 50% at close with the remainder to be incurred in 2021

•	FirstBank will not assume any of BSPR’s non-performing assets (“NPAs”) under the agreement. Pro forma NPA/Asset Ratio of approximately 2.2% as of June 30, 2019

•	Enhanced funding and liquidity profile, with a pro forma loan-to-deposit ratio of 84%

•

All pro forma capital ratios expected to remain significantly above the “well capitalized” threshold, with a closing pro forma Total Risk-Based Capital Ratio of 18.0%, a closing pro forma Tier 1 Capital Ratio of 15.6%, a closing pro forma Common Equity Tier 1 Ratio of 15.3% and a closing pro forma Tier 1 Leverage Ratio of 11.2%

Timing and Approvals

The transaction has been unanimously approved by the Company’s and FirstBank’s Board of Directors. The transaction is subject to the satisfaction of customary closing conditions, including receipt of all required regulatory approvals, and is expected to close in the middle of 2020.

News Release

Advisors

Goldman Sachs & Co. LLC served as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel to the Company. Moelis & Company LLC and Simpson Thacher & Bartlett LLP advised the Board of Directors of the Company.

Accompanying Presentation and Conference Call Details

First BanCorp’s senior management will host a conference call and live webcast on Tuesday, October 22, 2019, immediately following the 10:00 a.m. (Eastern Time) earnings call and webcast. The presentation will be made available on the Corporation’s website, www.1firstbank.com. The call may be accessed via a live Internet webcast through the investor relations section of the Corporation’s web site: www.1firstbank.com or through a dial-in telephone number at (877) 506-6537 or (412) 380–2001 for international callers. The Corporation recommends that listeners go to the web site at least 15 minutes prior to the call to download and install any necessary software. Following the webcast presentation, a question and answer session will be made available to research analysts and institutional investors. A replay of the webcast will be archived in the investor relations section of First BanCorp’s web site, www.1firstbank.com, until October 22, 2020. A telephone replay will be available one hour after the end of the conference call through November 22, 2019 at (877) 344-7529 or (412) 317-0088 for international callers. The replay access code is 10135120.

About First BanCorp.

First BanCorp. is the parent corporation of FirstBank Puerto Rico, a state-chartered commercial bank with operations in Puerto Rico, the U.S. and British Virgin Islands and Florida, and of FirstBank Insurance Agency, LLC. Among the subsidiaries of FirstBank Puerto Rico are First Federal Finance Limited Liability Company and First Express, Inc., both small loan companies. First BanCorp’s shares of common stock trade on the New York Stock Exchange under the symbol “FBP.”

News Release

Safe Harbor

This press release may contain “forward-looking statements” concerning the Company. The words or phrases “expect,” “anticipate,” “intend,” “look forward,” “should,” “would,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. Such forward-looking statements include, but are not limited to, statements regarding the Company’s ability to declare dividends on the Company’s Preferred Stock in any future periods. Such statements are subject to known and unknown risks, uncertainties and contingencies that may cause actual results to differ materially from the expectations, intentions, beliefs, plans, estimates or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to the factors described in the Company’s Annual Report on Form 10-K, in its Quarterly Reports on Form 10-Q and in other filings with the SEC. The Company does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by the federal securities laws.

First BanCorp.

John B. Pelling III

Investor Relations Officer

787-729-8003

john.pelling@firstbankpr.com